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                                                                    EXHIBIT 99.2

PRICEWATERHOUSECOOPERS[LOGO]

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                                                    PricewaterhouseCoopers LLP
                                                    400 Renaissance Center
                                                    Detroit MI, 48143-1507
Independent Accountant's Report                     Telephone (313) 394 6000
                                                    Facsimile (313) 394 6555


To the Board of Directors of
VW Credit, Inc. as servicer under
The Pooling and Servicing Agreement
Dated February 29, 1996 and
Citibank, N.A. as Trustee:

We have examined management's assertion about VW Credit, Inc.'s compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP")
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for the year ended December 31, 1999 included in the accompanying management assertion to the extent the procedures in such program are applicable to the Pooling and Servicing Agreement dated February 29, 1996. As Program Step I., four relating to Escrow Accounts, Program Step III., two, three and four relating to Disbursements Made on Behalf of Investor, Tax, Insurance and Late Payment Penalties, Program Step V., two, three and four relating to Adjustable Rate Mortgages and Program Step VII., one relating to Fidelity Bond and Error and Omissions Policies are not applicable to the servicing obligations set forth in the Pooling and Servicing Agreement, we did not perform the related procedures. Management is responsible for VW Credit, Inc.'s compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with the standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about VW Credit, Inc.'s compliance with the minimum servicing standards and performing other such procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on VW Credit, Inc.'s compliance with the minimum servicing standards.

In our opinion, management's assertion that VW Credit, Inc. complied with the aforementioned minimum servicing standards for the year ending December 31, 1999 is fairly stated, in all material respects.


/S/ PricewaterhouseCooper LLP


Detroit, Michigan
January 24, 2000
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January 24, 2000
                                                          [LOGO]Volkswagen
                                                                Credit

                                                                [LOGO]
                                                                 Audi
                                                          Financial Services

PricewaterhouseCoopers LLP
400 Renaissance Center
Detroit, MI 48243
                                                          3800 Hamlin Road
                                                          Auburn Hills, MI 48326
                                                          Tel (248) 340-5885
                                                          Fax (248) 340-5387


Ladies and Gentleman:

As of and for the year ended December 31, 1999, VW Credit, Inc. has complied in all material respects with the applicable minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation
                                                 --------------------------
Program for Mortgage Bankers and the Pooling and Servicing Agreement dated
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February 29, 1996.



                                        Sincerely,


                                        /S/Wolfgang J. Rasper

                                        Wolfgang J. Rasper
                                        Chief Financial Officer, VW Credit, Inc.